Exhibit 10.1

Performance-Based Restricted Stock Unit Grant Award Agreement
Under the Innospec Inc. 2018 Omnibus Long-Term Incentive Plan

THIS AGREEMENT is effective as of the Grant Date (as defined in Section 1), and is by and between the Participant and Innospec Inc. (the "Company").

WHEREAS, the Company maintains the Innospec Inc. 2018 Omnibus Long-Term Incentive Plan (the "Plan"), and the Participant has been selected by the committee administering the Plan (the "Committee") to receive a Performance-Based Restricted Stock Unit Award under the Plan; and

NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as provided as follows in this Performance-Based Restricted Stock Unit Award Agreement (the “Agreement”). The Performance-Based Restricted Stock Unit Award is in all respects subject to the terms, definitions and provisions of the Plan and the Agreement. Unless the context clearly provides otherwise, the capitalized terms herein shall have the meaning ascribed to such terms under the Plan.

1.
Performance-Based Restricted Stock Unit Award Terms. The following words and phrases used in this Agreement shall have the meanings set forth in this Section 1:

(A)
Participant: The “Participant” is [●]

(B)
Grant Date: February 26, 2024

(C)
Total Performance-Based Restricted Stock Units: Participant is hereby granted an aggregate total of [●] Units (the “Units”) subject to the terms of this Agreement and the Plan.

i.
Stock Award: [●] of the Units shall be referred to as “Stock Award Units”. Each granted Stock Award Unit represents the right to receive one share of Stock, subject to the terms and conditions of this Agreement and the Plan.

ii.
Cash Incentive Award: [●] of the Units shall be referred to as “Cash Incentive Award Units”. Each granted Cash Incentive Award Unit represents the right to receive a cash payment equal to the Fair Market Value of one share of Stock, subject to the terms and conditions of this Agreement and the Plan.

(D)
Performance Period: The “Performance Period” shall be the period from [December 31, 2023] through [December 31, 2026] (or, if earlier, the date of a Vesting Change in Control (as defined below)).

(E)
Settlement Date: The “Settlement Date” shall be the earlier to occur of (i) the three-year anniversary of the Grant Date and (ii) a Vesting Change in Control.

(F)
Performance Percentage: The “Performance Percentage” for the Performance Period shall be determined by the Committee in its sole discretion consistent with Exhibit A.

(G)
Vesting Period. With respect to all Units, the "Vesting Period" shall begin on the Grant Date and shall end on the Settlement Date (or, if earlier, a Vesting Change in Control (the earlier of such dates referred to as the “Vesting Date”)). Subject Section 2 below, if the Participant’s Termination Date does not occur during the Vesting Period with respect to any Units, then the Participant shall become vested in the Units as of the Vesting Date.

2.
Termination of Employment. Except as determined by the Committee in its sole discretion, any portion of Units for which the Vesting Period has not ended prior to or upon the Participant’s Termination Date, shall be forfeited, and the Participant shall have no rights to any distribution on the Settlement Date or any other rights pursuant to this Agreement.

3.
Settlement Date. Within thirty (30) days of the Settlement Date, the Participant shall receive a certain number of shares of Stock in settlement of the Stock Award Units (which have not previously been forfeited or cancelled) and a cash payment in settlement of the Cash Incentive Award Units (which have not previously been forfeited or cancelled). The number of shares of Stock that the Participant shall receive shall be determined by multiplying (a) the number of Stock Award Units granted pursuant to this Agreement by (b) the Performance Percentage (with such percentage converted to a number by dividing such percentage by 100). The amount of the cash payment that the Participant shall receive shall be determined by multiplying (a) the number of Cash Incentive Award Units granted pursuant to this Agreement by (b) the Performance Percentage (with such percentage converted to a number by dividing such percentage by 100) by (c) Fair Market Value of a share of Stock on the Settlement Date.

4.
Dividends. The Participant shall not have any right to payment for dividends or dividend equivalents with respect to any Units granted under this Performance-Based Restricted Stock Unit Award.

5.
Change in Control. In the event of a Change in Control on or prior to the Vesting Date, the Company, or the entity that is the surviving entity or successor to the Company following such transaction, may elect (a) to continue this Performance-Based Restricted Stock Unit Award subject to the terms of this Agreement and the Plan as described in this Section 5 and subject to such adjustments, if any, by the Committee as permitted by Section 3.2 of the Plan; or (b) to terminate this Performance-Based Restricted Stock Unit Award and distribute shares of Stock and make the cash payment within sixty (60) days following such Change in Control. In the event that the Company or its successor chooses to terminate this award and make a distribution of shares of Stock and a cash payment as provided in clause (b) of the previous sentence (in which case the Change in Control is a “Vesting Change in Control”), the payment amount determined pursuant to Section 3 shall be determined as if the date of the Vesting Change in Control were the Settlement Date and the number of shares of Stock to be delivered and the amount of the cash payment pursuant to Section 3 shall be calculated as if the date of such Vesting Change in Control were the Settlement Date and the Company achieved target performance on all applicable Performance Measures and the shares of Stock received by a Participant pursuant to this Section 5 shall be free of restrictions otherwise imposed by this Agreement and the Plan; provided, however that the shares of Stock shall remain subject to the terms of this Agreement expressly applicable after the Settlement Date (including, without limitation, Section 7).

6.
Section 409A of the Code. The distribution of shares of Stock made pursuant to this Agreement are intended to be interpreted and operated to the fullest extent possible so that such distributions shall be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). It is intended that the distribution of shares of Stock will in any event be made pursuant to the terms of this Agreement to the Participant within the period necessary to satisfy the exemption from Section 409A of the Code for short-term deferrals set forth in Treas. Reg.

§1.409A-1(b)(4)(i) (which generally requires that payment be made not later than the fifteenth day of the third month after the end of the year in which the amount is no longer subject to a substantial risk of forfeiture as defined for purposes of Section 409A of the Code). To the extent that the distributions of shares of Stock made pursuant to this Agreement are deferred compensation subject to (but not otherwise exempt from) Section 409A of the Code, this Agreement is intended to be interpreted and operated to the fullest extent possible so that the distribution of shares of Stock pursuant to this Agreement shall comply with the requirements of Section 409A of the Code.

7.
Clawback Policy. Notwithstanding anything in this Agreement to the contrary, in consideration for the award of this Performance-Based Restricted Stock Unit Award, the Participant acknowledges and agrees that the Participant is subject to the Innospec, Inc. Clawback Policy (the “Clawback Policy”) and that the Participant’s rights with respect to this Performance-Based Restricted Stock Unit Award and any other Covered Awards (as defined in the Clawback Policy) granted to the Participant shall be subject to Clawback Policy as amended from time to time.

8.
Withholding. The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Related Company for which the Participant provides service (the “Employer”), the ultimate liability for all income tax, social insurance contributions, payroll tax, fringe benefits tax, payment on account, and other tax-related items related to the Participant's participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains the Participant's responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Units, including, but not limited to, the grant, earning or settlement of the Units, the subsequent sale of shares Stock acquired pursuant to such settlement and the receipt of any dividends or other distributions paid on the Stock, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Units to reduce or eliminate the Participant's liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Any applicable withholding required with respect to this Restricted Stock Unit Award shall be satisfied through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan for the Stock Award Units (or one of the methods described below) and withholding of a portion of the cash payment for the Cash Incentive Award Units; provided, however, that the amount withheld in the form of shares of Stock to which the Participant is entitled under the Plan may not exceed the maximum individual tax rate for the Participant in applicable jurisdictions for such Participant (based on the applicable rates of the relevant tax authorities (for example, federal, state and local), including the Participant’s share of payroll or similar taxes, as provided in tax law, regulations, or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction, even if that rate exceeds the highest rate that may be applicable to the specific Participant. Further, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items not satisfied consistent with the prior sentence by one or a combination of the following: (i) withholding from wages or other cash compensation payable to the Participant by the Company or the Employer; (ii) withholding from proceeds of the sale of Stock to be issued upon settlement of the Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant's behalf pursuant to this authorization without further consent); and (iii) any other method acceptable to the Company and permitted under the Plan and applicable laws. If the obligation for Tax-Related

Items is satisfied by withholding in shares of Stock, the Participant is deemed to have been issued the full number of shares of Stock subject to the vested Units, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items. The Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant's participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the shares Stock or the proceeds of the sale of shares of Stock if the Participant fails to comply with the Participant's obligations for Tax-Related Items.

9.
Transferability. This Performance-Based Restricted Stock Unit Award is not transferable except as designated by the Participant by will or by the laws of descent and distribution or, to the extent provided by the Committee.

10.
Adjustment of Award. The number and type of shares of Stock subject to this Performance-Based Restricted Stock Unit Award will or may be adjusted in accordance with the Section 3.2 of the Plan to reflect certain corporate transactions which affect the number, type or value of such shares.

11.
No Implied Rights. Neither the Plan nor this Performance-Based Restricted Stock Unit Award constitutes a contract of employment or continued service and does not give the Participant the right to be retained in the employ or service of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan or this Performance-Based Restricted Stock Unit Award. Except as otherwise provided in the Plan or this Performance-Based Restricted Stock Unit Award, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which the Participant fulfills all service requirements and other conditions for receipt of such rights and shares of Stock are registered in the Participant’s name.

12.
Country Specific Provisions. Notwithstanding any provisions in this Agreement, the Units shall be subject to any additional terms and conditions set forth in the Appendix to this Agreement for the Participant's country. Moreover, if the Participant relocate to one of the countries included in the Appendix, the additional terms and conditions for such country will apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). The Appendix constitutes part of this Agreement.

13.
Nature of Grant. In accepting the Units, the Participant acknowledges, understands and agrees that:
A.
the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
B.
the award of the Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Units, or benefits in lieu of Units, even if Units have been granted in the past;
C.
all decisions with respect to future Units or other Awards, if any, will be at the sole discretion of the Company;
D.
the award of Units and the Participant's participation in the Plan shall not be interpreted as forming or amending an employment or service contract with the Company or the Employer, and shall not interfere with the ability of the Company, the Employer or any other subsidiary or affiliate, as applicable, to terminate the Participant's employment relationship (if any);

E.
the Participant is voluntarily participating in the Plan, and in making the decision whether to accept or reject the Award, the Participant has had the opportunity to obtain the advice of legal counsel;
F.
the Units and the shares of Stock subject to the Units, and the income from and value of same, are not intended to replace any pension rights or compensation;
G.
the Units and the shares of Stock subject to the Units, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;
H.
the future value of the underlying shares of Stock is unknown, indeterminable and cannot be predicted with certainty; and
I.
no claim or entitlement to compensation or damages shall arise from forfeiture of the Units resulting from the termination of the Participant's employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant's employment agreement, if any); and
J.
neither the Company nor the Employer shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Units or of any amounts due to the Participant pursuant to the settlement of the Units or the subsequent sale of any shares of Stock acquired upon settlement.
14.
Plan Governs. This Performance-Based Restricted Stock Unit Award shall be subject to all of the terms and conditions of the Plan, a copy of which may be obtained from the Secretary of the Company.

15.
Severability. The provisions of the Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. The parties further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if the parties are unable to agree upon a lawful substitute, the parties desire and request that a court or other authority called upon to decide the enforceability of this Agreement modify the Agreement so that, once modified, the Agreement will be enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement.

16.
Waiver. The waiver by the Company with respect to the Participant’s (or any other Participant’s) compliance of any provision of the Agreement shall not operate or be construed as a waiver of any other provision of the Agreement, or of any subsequent breach by such party of a provision of the Agreement.

17.
Imposition of Other Requirements . The Company reserves the right to impose other requirements on the Participant's participation in the Plan, on the Units and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

18.
Compliance with Law. Notwithstanding any other provision of the Plan or the Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be required to deliver any shares issuable upon settlement of the Units prior to the completion of any registration or qualification of the shares under any U.S. or non-U.S. local, state or federal securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify the shares with the SEC or any state or Non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, the Participant agrees that the Company shall have unilateral authority to amend the Agreement without the Participant's consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.

19.
Exchange Control, Foreign Asset/Account and/or Tax Reporting. Depending upon the country to which laws the Participant is subject, the Participant may have certain foreign asset/account and/or tax reporting requirements that may affect the Participant's ability to acquire or hold shares of Stock under the Plan or cash received from participating in the Plan (including from any dividends or sale proceeds arising from the sale of shares of Stock) in a brokerage or bank account outside the Participant's country of residence. The Participant's country may require that the Participant report such accounts, assets or transactions to the applicable authorities in the Participant's country. The Participant also may be required to repatriate cash received from participating in the Plan to the Participant's country within a certain period of time after receipt. The Participant is responsible for knowledge of and compliance with any such regulations and should speak with the Participant's personal tax, legal and financial advisors regarding same.

20.
Language. The Participant acknowledges that the Participant is proficient in the English language, or that the Participant has consulted with an advisor who is proficient in the English language, so as to enable the Participant to understand the provisions of this Agreement and the Plan. If the Participant has received the Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

21.
Amendment and Termination. The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend the Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the Participant (or, if the Participant is not then living, the affected Beneficiary), adversely affect the rights of any Participant or Beneficiary under this Performance-Based Restricted Stock Unit Award. Adjustments pursuant to subsection 3.2 of the Plan shall not be subject to the foregoing limitations. It is the intention of the Company that, to the extent that any provisions of this Plan or this Performance-Based Restricted Stock Unit Award are subject to Section 409A of the Code, the Plan and this Performance-Based Restricted Stock Unit Award comply with the requirements of Section 409A of the Code and that the Board shall have the authority to amend the Plan and this Agreement as it deems necessary to conform to Section 409A of the Code. This Agreement and the Plan set forth the entire understanding of the agreement between the Company and the Participant with respect to this Performance-Based Restricted Stock Unit Award and supersede any prior written or oral agreements with respect thereto.

22.
Applicable Law. The Plan and this Performance-Based Restricted Stock Unit Award shall be construed in accordance with the laws of the State of Delaware, USA.

IN WITNESS WHEREOF, the Participant has executed the Agreement, and the Company has caused this Agreement to be executed in its name and on its behalf, all as of the Grant Date.

_________________________
Innospec Inc.

I hereby agree to all the terms, restrictions and conditions set forth in the Agreement:

_________________________
MERGEFIELD Name «Name»
Participant

Exhibit A

CALCULATION OF PERFORMANCE PERCENTAGE

The “Performance Percentage” for the Performance Period shall be determined as the sum of the (Relative TSR Percentage * .3) + (Growth in Revenue Percentage * .3) + (Growth in EPS Percentage * .4), with each such percentage determined by the Committee in its sole discretion consistent with the definitions and tables below.

1. Relative TSR Percentage: The Relative TSR Percentage shall be determined as provided in the table below based on comparison of the Company’s TSR to the TSR of the Peer Companies (as defined below).

Relative Total Shareholder Return	Relative TSR Percentage
75th Percentile or higher	200%
50th Percentile	100%
25th Percentile	50%
Less than 25th Percentile	0%

The following definitions apply for the calculation of the Relative TSR Percentage.

a.
Accumulated Shares. The term “Accumulated Shares” means, for a given trading day, the sum of (i) one share and (ii) the cumulative number of shares of the company’s common stock purchasable with dividends declared on the company’s common stock to prior to such date during the period beginning on October 1, 2023 and ending on the last day of the Performance Period, assuming same-day reinvestment of such dividends at the closing price of the ex-dividend date.
b.
Closing Average Share Value. The term “Closing Average Share Value” means the average Share Value between October 1, 2026 and December 31, 2026.
c.
Opening Average Share Value. The term “Opening Average Share Value” means the average Share Value between October 1, 2023 and December 31, 2023.
d.
Peer Companies. The term “Peer Companies” means the following companies as adjusted during the Performance Period as follows as determined by the Committee:

AdvanSix Inc., Avient Corporation, American Vanguard Corporation, Ashland Inc., Balchem Corporation, Cabot Corporation, H.B. Fuller Company, Ingevity Corporation, Koppers Holdings Inc., Minerals Technologies Inc., NewMarket Corporation, Orion S.A., Quaker Chemical Corporation, Rayonier Advanced Materials Inc., Sensient Technologies Corporation, Stepan Company, Tredegar Corporation.

The Peer Companies may be changed as follows:

i.
In the event of a merger, acquisition, or business combination transaction of a Peer Company with or by another Peer Company, the surviving entity shall remain a Peer Company.
ii.
In the event of a merger of a Peer Company with an entity that is not a Peer Company, or the acquisition or business combination transaction by or with a Peer Company, or with an entity that is not a Peer Company, in each case where the Peer Company is the surviving entity and remains publicly traded, the surviving entity shall remain a Peer Company.
iii.
In the event of a merger or acquisition or business combination transaction of a Peer Company by or with an entity that is not a Peer Company or a “going private” transaction involving a Peer Company where the Peer Company is not the surviving entity or is otherwise no longer publicly traded as of the last trading day of the Performance Period, the company shall no longer be a Peer Company. For the avoidance of doubt, if a Share Value is calculable for a Peer Company on the last trading day of the Performance Period, that Peer Company shall remain a Peer Company.
iv.
In the event of a bankruptcy, liquidation or delisting of a Peer Company, such company shall remain a Peer Company [but the TSR for such Peer Company shall be assumed to be a negative 100%].
v.
In the event of a stock distribution from a Peer Company consisting of the shares of a new publicly-traded company (a “spin-off”), the Peer Company shall remain a Peer Company and the stock distribution shall be treated as a dividend from the Peer Company based on a value as determined by a reputable data provider (e.g., S&P Global, Bloomberg, or Factset). The performance of the shares of the spun-off company shall not thereafter be tracked for purposes of calculating TSR.

Each Peer Company’s “common stock” shall mean that series of common stock that is publicly traded on a registered U.S. exchange or, in the case of a non-U.S. company, an equivalent non-U.S. exchange. For purposes of calculating TSR, the value on any given trading day of any Peer Company shares traded on a foreign exchange will be converted to U.S. dollars.

e.
Relative Total Shareholder Return. The term “Relative Total Shareholder Return” means the Company’s Total Shareholder Return relative to the Total Shareholder Return of the Peer Companies expressed as a percentile rank. Percentile rank shall be calculated with the Microsoft Excel formula PERCENTRANK, exclusive of the Company from the Peer Companies. The percentile rank of the Company shall be rounded down to the nearest one hundredth of one percent (0.01%).
f.
Share Value. The term “Share Value” means, with respect to a given trading day, the closing price of a company’s common stock multiplied by the Accumulated Shares for such trading day.

g.
Total Shareholder Return. The term “Total Shareholder Return” means, for the Company and each of the Peer Companies, the company’s total shareholder return, expressed as a percentage, which will be calculated by dividing (i) the Closing Average Share Value by (ii) the Opening Average Share Value and subtracting one from the quotient.

2. Growth in Revenue Percentage: The determination of Growth in Revenue of the Company for purposes of the Growth in Revenue Percentage shall be determined by taking the Revenue for 2026 and subtracting the budgeted Revenue for 2024 from such amount and then dividing such difference by the budgeted Revenue for 2024 (using the amounts for Revenue for 2026 that the Company disclosed as part of its annual Form 10-K for year 2026).

Growth in Revenue of Actual Revenue 2026 vs. 2024 Budget Revenue	Growth in Revenue Percentage
5% or greater Growth in Revenue	100%
Greater than or equal to 3% Growth in Revenue but less than 5%	65%
Greater than or equal to 2% Growth in Revenue but less than 3%	30%
Less than 2% Growth in Revenue	0%(nil)

3. Growth in EPS Percentage: The determination of Growth in EPS of the Company for purposes of the Growth in EPS Percentage shall be determined by taking the earnings per share for 2026 and subtracting the budgeted earnings per share for 2024 from such amount and then dividing such difference by the budgeted earnings for 2024 (using the amounts for earnings per share for 2026 that the Company disclosed as part of its annual Form 10-K for year 2026).

Growth in Earnings per Share (EPS) 2026 vs. 2024 Budget EPS	Growth in EPS Percentage
5% or greater Growth in EPS	100%
Greater than or equal to 3% Growth in EPS but less than 5%	65%
Greater than or equal to 2% Growth in EPS but less than 3%	30%
Less than 2% Growth in EPS	0%(nil)

The applicable percentage for the Relative TSR Percentage, the Growth in Revenue Percentage and the Growth in EPS Percentage shall be determined on a straight-line basis between each threshold listed in the tables above up to the maximum percentage listed in each table. For example, Growth in EPS equal to 4% would result in a Growth in EPS Percentage equal to 82.5%.

APPENDIX

Additional TERMS AND CONDITIONS FOR RESTRICTED STOCK UNITS

UNDER the 2018 OMNIBUS LONG-TERM INCENTIVE PLAN

Capitalized terms used but not defined in this Appendix shall have the same meanings assigned to them in the Plan and the Agreement.

General

This Appendix includes additional terms and conditions that govern the Units if the Participant works and/or resides in one of the countries listed below. If the Participant is a citizen or resident of a country other than the one in which the Participant is currently working and/or residing in (or are considered as such for local law purposes), or the Participant transfers employment and/or residency to a different country after the Units are granted, the Company will, in its discretion, determine to what extent the terms and conditions contained herein apply to the Participant (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer).

Notifications

This Appendix also includes information regarding certain other issues of which the Participant should be aware with respect to the Participant's participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of December 2020. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information noted herein as the only source of information relating to the consequences of participation in the Plan because the information may be out-of-date at the time the Participant vests in the Units or sell any shares of Stock acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Participant's particular situation. As a result, the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant is strongly advised to seek appropriate professional advice as to how the relevant laws in the Participant's country may apply to the Participant's individual situation.

If the Participant is a citizen or resident of a country other than the one in which the Participant is currently working and/or residing in (or is considered as such for local law purposes), or if the Participant transfers employment and/or residency to a different country after the Units are granted, the notifications contained in this Appendix may not be applicable to the Participant in the same manner.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes and Withholding. This provision amends Section 8 of the Agreement:

Without limitation to Section 8, the Participant agrees that the Participant is liable for all tax obligations and hereby covenants to pay all such tax obligations as and when requested by the Company or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and the Employer against any taxes that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant's behalf.

Notwithstanding the foregoing, if the Participant is an executive officer or director (as within the meaning of Section 13(k) of the Exchange Act), the Participant understands that the Participant may not be able to indemnify the Company or the Employer for the amount of income tax not collected from or paid by the Participant, as it may be considered a loan. In the event that the Participant is an executive officer or director and income tax is not collected from the Participant within ninety (90) days after the end of the tax year in which the taxable event occurs, the amount of any uncollected income tax may constitute an additional benefit to the Participant on which additional income tax and national insurance contributions (“NICs”) may be payable. The Participant acknowledges that the Participant is responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Employer for the value of any NICs due on this additional benefit, which the Company or the Employer may obtain from the Participant pursuant to Section 10 of the Agreement.